Exhibit 99.2

Gaylord Entertainment Company and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(In thousands, except per share data)

	Years Ended December 31,
	2011	2010	2009
Net Income (loss)	$10,177	$(89,128)	$(23)

Other comprehensive income (loss), before tax:
Unrealized gain (loss) on natural gas swaps:
Unrealized losses arising during the period	(533)	(521)	(1,846)
Amount reclassified from accumulated OCI into income	759	295	3,227

	226	(226)	1,381

Unrealized gain on interest rate swaps:
Unrealized losses arising during the period	(447)	(6,720)	(9,569)
Amount reclassified from accumulated OCI into income	12,674	20,154	12,396

	12,227	13,434	2,827
Minimum pension liability:
Unrealized gains (losses) arising during the period	(26,938)	(6,998)	8,594
Amount reclassified from accumulated OCI into income	1,841	2,118	3,199

	(25,097)	(4,880)	11,793

Other comprehensive income (loss), before tax	(12,644)	8,328	16,001
Income tax (expense) benefit related to items of comprehensive income (loss)	4,702	(2,990)	(6,043)

Other comprehensive income (loss), net of tax	(7,942)	5,338	9,958

Comprehensive income (loss)	$2,235	$(83,790)	$9,935